Exhibit 99.5
SELECT DEFINITIONS

Term	Meaning
Board	board of directors of NEP
Common Unitholder	a holder of common units representing limited partner interests in the Partnership
Nominee	a qualified nominee nominated by a Unitholder to serve as an LP Elected Director
Delaware Act	Delaware Revised Uniform Limited Partnership Act, as amended, supplemented or restated from time to time, and any successor to such statute
IDR Fee	defined in the MSA
Limited Partners	limited partners of the Partnership
NEE	NextEra Energy, Inc.
NEE Equity	NextEra Energy Equity Partners, LP
Original NEP OpCo Partnership Agreement	First Amended and Restated Agreement of Limited Partnership of NEP OpCo, dated as of July 1, 2014, as amended
Original Partnership Agreement	First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 1, 2014
Partnership	NextEra Energy Partners, LP
Partnership Agreement	Second Amended and Restated Agreement of Limited Partnership of the Partnership
Purchase Price Adjustment Period	defined in the Purchase Agreement, dated as of July 1, 2014, by and among the Partnership and NEE Equity
ROFR Agreement	Right of First Refusal Agreement by and among the Partnership, NEP OpCo and NextEra Energy Resources, LLC
Special Voting Unit	a special voting unit of the Partnership
Unitholder	a holder of units in the Partnership
Unit	a limited partnership interest in the Partnership

References to “we”, “us” and “our” are to the Partnership

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